As Filed With the Securities and Exchange Commission on September 5, 2014

Registration No. 333-196075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 3 )

TECH FOUNDRY VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

3812
(Primary Standard Industrial Classification Code Number)

46-5152859
(I.R.S. Employer Identification Number)

201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401-2224; Telephone Number - (888) 909-5548
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC. 1645 Village Center Circle, Suite 170, Las Vegas, NV 89134; Telephone: (310) 417-1866
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
Donald P. Hateley, Esq. Hateley & Hampton 201 Santa Monica Blvd., Suite 300 Santa Monica, California 90401 (310) 576-4758
As soon as practical after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.0001 par value per share	2,000,000 shares	$0.10	$200,000	$25.76

(1)	2,000,000 shares are being offered by a direct offering at the price of $0.10 per share.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

TECH FOUNDRY VENTURES, INC.

2,000,000 SHARES OF COMMON STOCK

$0.10 per share

Tech Foundry Ventures, Inc. (the “Company,” “we,” or “our”) is offering on a self-underwritten, best-efforts basis a maximum of 2,000,000 shares of its common stock at a price of $0.10 per share. This is our initial offering of common stock and no public market exists for the securities we are offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We are offering the shares on a “self-underwritten,” best-efforts, directly through our officers and directors. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares an investor is required to purchase. Jeffrey Cocks, our officer and director and Michael Levine, our director, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officer and directors and they will not participate in the offering. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. Our intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares of common stock registered in this registration statement is completed or (ii) when the offering period ends (180 days from the effective date of this prospectus); or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred eighty (180) days from the effective date of this prospectus.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in us is an illiquid investment.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.10	$0.00	$0.10
Maximum	2,000,000	$0.10	$0.00	$200,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2014

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Through and including September 30, 2014 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current on as of its date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the following summary together with the more detailed information in this prospectus and review our financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to Tech Foundry Ventures, Inc. As of the date of our most recent audit, March 31, 2014, we had $594 in total assets.

TECH FOUNDRY VENTURES, INC.

Organization

We were incorporated in the State of Nevada as a for-profit company on February 27, 2014, under the name Tech Foundry Ventures, Inc. and our incorporator adopted our bylaws and appointed our two directors. To date, we have limited operations and are implementing our business plan to provide management consulting services to start-up and development stage enterprises in North America. To date, our business activities have been limited to organizational matters development of our business model and plan. We have established a fiscal year end of December 31.

On February 28, 2014, we issued 21,000,000 shares of our $0.0001 par value common stock, valued at $0.0001 per share, to our 3 founders, which includes 7,000,000 common shares to our chief executive officer, Jeffrey Cocks and 7,000,000 common shares to our director, Michael Levine, and 7,000,000 common shares to BCIM Management, LP, in exchange for organizational services incurred in our formation, which our board of directors valued at $0.0001 per share, or $700, $700, and $700, respectively for preformation services rendered to develop our organization, business model and website. From February 27, 2014 to February 28, 2014, we incurred $22,606 in operational expenses. We anticipate our burn rate will be approximately $500 per month. We believe that our present capital is sufficient to cover our monthly burn rate for the next 12 months. We believe that we will require approximately $200,000 in cash to accomplish the goals set out in our plan of operation. To the extent we are unable to accomplish our goals with the proceeds from the issuance of our common stock, then we intend to raise additional capital from investors through the sale of our common stock or from loans or advances from our founding shareholders.

Our principal business, executive and registered statutory office is located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401-2224 and our telephone number is (888) 909-5548, fax is (888) 909-1033 and email contact is info@techfoundryventures.com. Our URL address is www.techfoundryventures.com.

Business

We are a development stage enterprise that commenced operations in March 2014, which has been limited to organizational and business development activities. We a technology and start-up consulting company that intends to assists start-ups and development stage companies, as well as established companies, with consulting services focused on providing administrative support and consulting to entertainment, web and mobile technology companies. Our mission is to assist management in early stage companies with services designed to keep them focused on their core business ideas while provide the administrative support such as bookkeeping, payroll, website development and marketing strategies. We intend to focus our initial marketing efforts in the digital media, entertainment, music, consumer, Internet, and social networking industries. We intend to use the Internet as well as the services of an independent sales representative to market our products to start-up companies in California with our initial efforts focused in Los Angeles. We also intend to market to service professionals. We have had limited operations and have limited financial resources. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company’s lack of business operations and early losses raise substantial doubt about our ability to continue as a going concern.” Our operations to date have been devoted primarily to start-up, development and operational activities, which include:

1.	Formation of the Company;

2.	Development of our business plan;

3.	Evaluating various target industries to market our services;

4.	Research on marketing channels/strategies for our services;

5.	Secured our website domain www.techfoundryventures.com and beginning the development of our initial online website; and

6.	Research on services and pricing of our services.

We intend to provide services to target companies with the mission to assist the founders develop their product and services and provide hands-on support services to reduce startup costs and accelerate time to market. Besides general administrative services, we intend to offer services to assist with product development and design, corporate formation and structure. We also intend to offer virtual office space, financial and accounting resources, marketing and branding services, and legal guidance by partnering with law firms and accounting firms. By offering these services, we intend to enable our potential entrepreneurial clients the time to focus on developing their products and services so they are not consumed with administrative activities that will consume valuable time from their work schedules. We believe that the administrative and other consulting services will increase the value of our potential clients businesses thereby increasing the attractiveness for additional capital to enable them to bring their products and services to market.

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Our goal is to assist entrepreneurs by partnering with them and providing them with the assistance and tools to bring their ideas to market. We intend to initially target businesses in Southern California.

Market Opportunity

The entertainment, web and mobile technology industries are rapidly growing sectors of the U.S. economy, and companies building entertainment and social media applications have grown their user bases and revenues at unprecedented rates in recent years. We believe that an attractive opportunity exists for a public company focused on assisting these businesses in the early-stage of their existence and technological development will provide our opportunity, which can include:

●	Global adoption of Internet infrastructure and the proliferation of mobile technology. The cost of Internet access continues to decline, facilitating an increasing number of Internet users and driving up time spent online. This trend is magnified by the proliferation of smartphones and mobile technology, resulting in users with perpetual access to the Internet. As the Internet becomes more accessible, more data is being transmitted online, requiring evolving applications and businesses to manage this flow of information.

●	Dramatic shifts in the way people share and consume information. The growing usage and availability of the Internet results in an increasing number of human connections. As more people are connected, an increasing volume of information is being shared. The benefits of this information flow manifest themselves in more ways than simply interacting with friends, and the Internet is becoming an increasingly important tool in businesses’ marketing programs. Connectivity among humans, when harnessed by businesses, can drive marketing costs down to virtually zero. We believe that as more consumption occurs on the Internet, more mediums of efficiently disseminating information are required. This secular shift creates vast opportunities for companies creating and investing in these technologies.

●	Declining costs to build web- and mobile-based technology. The cost of starting and operating an Internet-based business has dramatically declined over the last decade as a result of dropping hardware costs and maturing open-source software. This decline has resulted in a shift in the capabilities web technology founders look for in a partner. Increasingly, entrepreneurs are valuing business support, brand connections, marketing and product support over the level of funding available from a partner. This adaptation creates a large and growing opportunity for web-technology incubators providing comprehensive support services to entrepreneurs.

●	Increasing focus on web-based technology and entertainment companies by the capital market. The explosive growth of social media and entertainment content companies has attracted significant capital from investors. By consulting with these businesses, we believe we will benefit from this heightened desire for social media and entertainment investments through greater subsequent financing and sale opportunities for our client companies.

Our Business Strategy

Our goal is to consult with digital media, entertainment, music, consumer, Internet, and social networking companies, as well as other companies, by providing administrative support, which will allow management to focus on their core business. We believe this will generate capital appreciation of the client companies and realized gains for their founders. We believe that by consulting with entrepreneurs at inception, we will generate client loyalty while we add value for our potential clients. The following are key elements of our strategy:

●

Guide our clients through the challenges of early development.  We intend to help provide our client companies with the human capital to cultivate their products and services and grow into profitability. We believe that our services will reduce time, costs and accelerate the time to bring the clients’ products and services to market through managerial assistance, marketing resources, and technological collaboration. As the client companies mature, we can advise them by providing strategic guidance, access to legal and accounting resources.

●	Apply a structured consulting process to our deployment of personnel and consultants. Web-based technology is becoming increasingly capital-efficient, and our model is optimized to leverage this trend. By advising clients in the earliest stages of their lifecycles we believe that we will achieve returns with minimal expenditures. We intend to use web-based applications, such as QuickBooks Online, to enable us to assist our clients.

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●	Consult to diverse, innovative and dynamic clients. We believe that the low capital requirements to consult with our target clients, coupled with the short development timeline of technology and start-up companies, enable us to spread our resources across a wide spectrum of clients. Some companies will achieve positive cash flow, some will require further capital, and some will fail. By diversifying our target clients and industries, we believe we will mitigate risk and enhance the value of our clients.

We intend to provide managerial assistance available to our clients and, to the extent available, offer our services for cash or contingent compensation. We will negotiate our fees on a case-by-case basis and intend to offer hourly rates, flat fees and contingent fees for our services. The managerial assistance means, among other things, we, through our directors, officers or employees, offer to provide, and, if accepted do provide, significant guidance and counsel concerning the management, operations or business objectives and policies of our a portfolio company.

We will provide a variety of services to client companies, including the following:

●	corporate formation and structure;

●	product development and design;

●	administrative functions and support;

●	office space and related office services;

●	marketing, branding and public relations

●	formulating operating strategies and corporate goals;

●	formulating intellectual property and other strategies;

●	introductions to potential joint venture partners, suppliers and customers; and

●	assisting in financial planning.

We intend to derive income from our clients for the performance of these services.

As of the date of this Prospectus, we have 21,000,000 shares of $0.0001 par value common stock issued and outstanding, which is owned by 3 shareholders. We have 10,000,000 authorized shares of preferred stock of which none are issued. The aggregate market value of our common stock based on the offering price of $0.10 per share is $2,100,000. Our stockholders’ deficit as of our most recent audit is ($20,506).

THE OFFERING

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.10 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. The offering is being conducted on a self-underwritten, best efforts, basis, which means our chief executive officer and director, Mr. Jeffrey Cocks and our other director, Mr. Levine, will attempt to sell the shares. This prospectus will permit them to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Mr. Cocks and Mr. Levine will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitations, telephone and personal contact.

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The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Tech Foundry Ventures, Inc.

Securities being Offered:	2,000,000 shares of common stock, $0.0001 per value.

Offering Price per Share:	$0.10

Offering Period:	The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Subscriptions	All subscriptions once accepted by us are irrevocable. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us.

Registration Costs:	We estimate our total offering registration costs to be approximately $50,000.

Risk Factors	The purchase of our common stock involves a high degree of risk. The common shares we offer in this prospectus are for investment purposes only and currently no market for our common stock exists. Please refer to the section entitled “Risk Factors” and “Dilution” before making an investment in our stock.

Trading Market:	None. We will seek a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”); however, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Gross Proceeds to Us:	$200,000 in the event all 2,000,000 shares are sold.

Use of Proceeds	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	21,000,000 common shares

Number of Shares Outstanding After the Offering assuming all 2,000,000 shares are sold:	23,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

We will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, sales and marketing materials and general working capital.

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The following financial information summarizes the more complete historical financial information as indicated in the audited financial statements we are filing with this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this prospectus.

Balance Sheet Data:	June 30, 2014	March 31, 2014
	(Unaudited)
Current assets	$6,928	$594
Total assets	$6,928	$594

Current liabilities	$43,000	$21,110
Total liabilities	$43,000	$21,110
Shareholders’ deficit	$(36,072)	$(20,506)

Operating Data:	For the three months ended June 30, 2014	For the period from February 27, 2014 (inception) to March 31, 2014
	(Unaudited)
Revenue, net	$-		$-
Operating expenses	$15,566		$22,606
Net profit (loss)	$(15,566)		$(22,606)
Net income (loss) per share per common share – basic and diluted	$(0.00)	$	(0.00)
Weighted average number of shares outstanding – basic and diluted	21,000,000		21,000,000

As shown in the financial statements accompanying this prospectus, we have had limited revenues to date and have achieved minimal income since our inception and our accountants have issued us a “going concern” opinion, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

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RISK FACTORS

We are subject to those financial risks generally associated with development stage enterprises. We are also subject to risk factors specific to our business strategy and the consulting services industry.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY AND INDUSTRY

We are a newly organized enterprise that was incorporated in February 27, 2014 and for the period from February 27, 2014 (inception) through March 31, 2014 we did not generate any revenues. We have a limited operating history upon which an evaluation of our future prospects can be made. From our inception to March 31, 2014, we have incurred a net loss of $22,606. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the consulting industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to offer services at prices that allow generate at a profit. Based upon current plans, we expect to incur operating expense in future periods as we incur expenses associated with our business. Further, we cannot guarantee that we will be successful in realizing future revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

As a public company, we will have to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance could be significant. If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our auditor’s report on our March 31, 2014 financial statements express an opinion that substantial doubt exits as to whether we can continue as an ongoing business. Moreover, our officers may be unable or unwilling to loan or advance us any funds. See “Audited Financial Statements – Auditors Report.”

We had a net loss of $22,606 for the interim period from February 27, 2014 (inception) to March 31, 2014. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our services. We plan to seek additional funds through private placements of our common stock. Private placements of our common stock may involve substantial dilution to our existing shareholders. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of Jeffrey Cocks, our president and director, and Michael Levine, director. The loss of our officers and directors, or of other key personnel hired in the future, could have a material adverse effect on the business and its prospects. There is currently no employment contract by and between any office/director and us. Also, there is no guarantee that replacement personnel, if any, will help us to operate profitably. They have been, and continue to expect to be able to commit approximately 10 hours per week of their time, to the continued implementation of our business plan. If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to us and we would be unable to continue to implement our business plan resulting in the business failure.

We do not maintain key person life insurance on our officer and directors.

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If we are unable to obtain additional funding our business operation will be harmed, and if we do obtain additional funding, our then existing shareholders may suffer substantial dilution.

We have limited financial resources. As of March 31, 2014, we had $83 in cash on hand and $594 in assets. In April 2014, our shareholders each advanced us an additional $21,000 to cover the expenses of this Offering. If we are unable to develop our business or secure additional funds our business would fail and our shares may be worthless. We may seek to obtain debt financing as well. There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs, or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

General domestic and international economic conditions could have a material adverse effect on our operating results and common stock price and our ability to obtain additional financing.

As a result of the current economic downturn and macro-economic challenges currently affecting the economy of the United States and other parts of the world, some of the consulting services that we may desire to offer to clients could suffer delays or postponement until the economy strengthens, which could in turn effect our ability to obtain additional financing. We anticipate our revenues to be derived from the sale of our services, which could be suffer if customers are suffering from the economic downturn. During weak economic conditions, we may not experience any growth if we are unable to obtain financing to enable us to market and offer our services. If the domestic and/or international economy were to weaken, the demand for any consulting services we may desire to offer could decline, which could have a material adverse effect on our operating results and stock price.

Because Jeffrey Cocks, our officer and director and Michael Levine, our other director, reside outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against Messers. Cocks and Levine, or to enforce a judgment rendered by a United States court against Messers. Cocks and Levine.

While our principal office and operations are located in the United States, Mr. Cocks, our officer and director and Mr. Levine, our other director, are non-residents of the United States. Therefore, it may be difficult to effect service of process on Messers. Cocks and Levine in the United States, and it may be difficult to enforce any judgment rendered against Messers. Cocks and Levine. As a result, it may be difficult or impossible for an investor to bring an action against Messers. Cocks and Levine in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, it is uncertain whether the laws of Canada may enable that investor able to enforce a judgment against the assets of Messers. Cocks and Levine. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders, compared to shareholders of a corporation whose officers and directors reside within the United States.

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for our business plan and expenditures. As of the date of this registration statement of which this prospectus is a part, we have earned minimal revenue. Failure to generate additional revenue will cause us to go out of business, which will result in the complete loss of your investment.

We do not have any intellectual property and, if we develop any, may not be able to adequately protect it from infringement by third parties.

Our business plan is significantly dependent upon exploiting the consulting services we intend to offer to start-ups and other companies. We do not currently have any intellectual property although we believe that as we develop our systems and the way we consult, we will eventually develop trade secrets and other types of intellectual property. In the event that we develop intellectual property in the future, there can be no assurance that we will be able to control all of the rights for all of our future intellectual property or trade secrets that we may develop. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon these future intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel. We cannot assure you that we can adequately protect any future intellectual property or successfully prosecute potential infringement of any future intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights that we may obtain, or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect any future intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

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If the services we offer are not commercially successful and/or do not generate revenues, our business would fail.

Offering consulting services involves substantial risks, because it requires that we spend significant time and funds based entirely on our preliminary evaluation of the potential clients’ needs and our ability to receive adequate compensation for our services. It is impossible to predict the success of any services we may offer to potential clients and their perception of the value of our services. The ability of the services we offer to generate value to the potential clients and, in turn, to generate revenues will depend upon a variety of unpredictable factors, including:

●	Clients’ demand for our services, which is always subject to change;

●	the quality and availability of other consulting services competitively priced;

●	the competition for services offered on the Internet, through other consultants or advisors; and

●	the fact that many of the services we intend to offer are available in some form through other professionals and the Internet.

For any of these reasons, the services we intend to offer may not be commercially successful and our business may suffer or fail altogether resulting in a complete loss of any investment made in our common stock.

The service we provide might be more expensive to provide than we anticipate.

We expect that future financing that we may obtain will provide the capital required to expand our personnel and provide us the resources to offer additional or more sophisticated consulting services and potentially web based applications that provide some of the services we contemplate offering to potential clients. Expenses associated with acquiring or training personnel to provide the services to our potential customers could increase beyond projected costs because of a range of factors such as an escalation in compensation rates and other personnel working on consulting or software services or in the number of personnel required to work on the clients, or because of problems or difficulties with technology and equipment used by our personnel with customers. In addition, unexpected circumstances sometimes cause billings to exceed budget.

Competition in the consulting industry is strong. If we cannot successfully compete, our business may be adversely affected.

The marketplace in which we compete is intensely competitive and subject to rapid change. Our competitors include well-established enterprises. Some of these competitors are based globally. We anticipate that we will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by us. Many of these competitors have greater name recognition and resources than us.

Additionally, potential competitors with established market shares and greater financial resources might introduce competing services. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse affect on our operations. Increased competition could result in lower than expected operating margins or loss of the ability to attract customers, either of which would materially and adversely affect our business, results of operation and financial condition.

If we are unable to obtain customers for our services, our business will suffer and likely fail.

Because we lack the resources to advertise our services in traditional publications, we plan to enter into arrangements with other professional providers and independent contractors to market our services. As a result, we may be unable to secure marketing agreements before funds are spent on personnel or other forms of advertising. In addition, if we are unable to obtain marketing on acceptable terms, we may evaluate other alternatives, such as retaining third party marketers. We cannot provide any assurance that we will be able to secure any favorable marketing agreements, or if we were able to, under terms that would allow us to be profitable. If we are unable to obtain adequate marketing, we may not have the ability to generate revenue.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The consulting services industry is subject to a variety of federal and state laws and regulations related to the type of services that we could provide, the conduct of operations, and payment for services. If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in providing our services to clients.

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Federal and state governments may regulate the services that we offer. Our ability to cost effectively provide these consulting services could be affected by such regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition.

Our officer and directors may have conflicts in allocating their time to our business

Our officers and directors are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities including Mr. Cocks’ competing businesses. Mr. Levine’s current business in Canada is limited to music royalties, primarily the licensing of the rock group Triumph’s music rights; therefore, we do not believe that he presently has any conflicts with us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. Messrs. Cocks and Levine have orally agreed that any business opportunities that they come across in the United States will be presented to our Company and that any opportunities that they come across in Canada will be made available to their other businesses.

Mr. Cocks has orally agreed to limit his responsibilities at West Isle Ventures, Ltd. to providing consulting services to Canadian companies in industries that we do not intend to pursue. West Isle Ventures, Ltd. has provided consulting services to companies in a variety of industries; however, Mr. Cocks will devote his efforts with us to consult with companies in the United States and with companies in our target industries.

In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our board of directors has significant control over us and we have not established committees comprised of independent directors.

We have only two directors one of whom holds all of our officer positions. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have two directors, they have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our two directors perform these functions and are not independent directors. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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We will rely upon consultants for web-development and the consultants may not complete the work within the set framework that is necessary to promote and recruit personnel effectively.

We are also dependent on a web consultant to further develop and expand our website to market our services. If the consultant does not fulfill his duties, we may have to find another consultant with specific expertise to develop our website, which will delay our ability to sell our consulting services according to our business plan.

We currently have a website (www.techfoundryventures.com) that we believe will help us attract customers. We intend to use the website as a promotional tool for recruiting potential customers for our services.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

As an “Emerging Growth Company” under The Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” on page 25 for a further discussion of this exemption.

RISKS ASSOCIATED WITH THIS OFFERING

The offering price of our common stock has been determined arbitrarily.

The $0.10 per share price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management’s valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment

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We are selling this offering on a self-underwritten, best efforts basis and will retain the proceeds of any shares we sell; and without an underwriter, we may be unable to sell any shares.

This offering is self-underwritten on a best efforts, basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Mr. Cocks, our officer and director and Mr. Levine, our other director, who will receive no commissions. They will offer the shares to friends, acquaintances and relatives; however, there is no guarantee that they will be able to sell any of the shares or all of the shares and there is no minimum amount of shares we require to be sold for this offering to proceed. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We will retain the proceeds of any of the shares we sell. If we raise only a nominal amount of proceeds, then we may be unable to implement our business plan and we may have to suspend or cease operations and you may lose your investment in us.

Investors may lose their entire investment if we fail to implement our business plan.

We expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on February 27, 2014. We have a no demonstrable operations record, on which you can evaluate our business and prospects. We commenced operations in March 2014. As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues. We cannot guarantee that we will be successful in accomplishing our objectives.

Participation is subject to risks of investing in micro capitalization companies.

Micro capitalization companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We have not entered into any agreement with a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement. There can be no assurance that we will subsequently identify an market maker and, to the extent that we identify one, enter into an agreement with it to file an application with FINRA or that the market maker’s application will be accepted by FINRA. We cannot estimate the time period that the application will require for FINRA to approve it. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB), it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

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Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock would be subject to the penny stock restrictions. See “Plan of Distribution” and “Risk Factors.”

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market, which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high-pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market would develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

You will bear a substantial risk of loss due to immediate and substantial dilution of the price you pay for your shares.

Our existing shareholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this Offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.10 you pay for them. Upon completion of the Offering, assuming all the 2,000,000 shares are sold, the net tangible book value of your shares will be $0.006 per share, $0.094 per share less than what you paid for them. Therefore, investors in this Offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

We have no committed source of financing. Wherever possible, our directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our directors have the authority, without action or vote of the shareholders, to issue all or part of the authorized (50,000,000 shares) but unissued (27,000,000 shares) assuming the sale of 2,000,000 shares in this offering. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

Because insiders control our activities, they may cause us to act in a manner that is most beneficial to them and not to outside shareholders, which could cause us not to take actions that outside investors might view favorably and which could prevent or delay a change in control.

Jeffrey Cocks, our director and chief executive officer owns 7,000,000 common shares representing 33.33% of the outstanding common stock and Michael Levine, our other director holds 7,000,000 or 33.33% of our outstanding common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transactions as well as their compensation. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of us.

Our directors have authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of us.

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Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock (21,000,000 shares) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six (6) months if purchased from a reporting issuer or twelve (12) months if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our sole director will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our director, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors. This means that your access to information regarding our business will be limited. We intend to file the Form 8-A.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD-LOOKING STATEMENTS

Information in this Prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares we are required to sell in order for us to proceed with the offering. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the shares we are offering for sale. The total estimated costs of the offering are estimated to be $42,000. We will pay all costs relating to this offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from related or unrelated third parties or shareholders.

Application of Funds	Amount	Amount	Amount	Amount

Total Shareholder Advances	$42,000	$42,000	$42,000	$42,000

Offering Expenses
Legal & Professional Fees	$40,000	$40,000	$40,000	$40,000
Accounting Fees	1,000	1,000	1,000	1,000
SEC Filing fee	26	26	26	26
FINRA filing fee	100	100	100	100
Miscellaneous	374	374	374	374
Blue-sky Fees	500	500	500	500
Total Offering Expenses	$42,000	$42,000	$42,000	$42,000

Total Offering Proceeds	$50,000	$100,000	$150,000	$200,000

Use of Net Proceeds
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing and office	2,500	2,500	3,000	3,500
Website expansion	3,000	3,000	4,000	5,000
Marketing and advertising(1)	20,000	30,000	50,000	80,000
Draws to independent contractors	0	0	18,000	36,000
Other expenses(2)	14,500	54,500	65,000	65,500

Total Use of Net Proceeds(3)	$50,000	$100,000	$150,000	$200,000

Total Use of Proceeds	$100,000	$100,000	$150,000	$200,000

Notes:

(1) Marketing and advertising will include online Internet marketing as well as print advertising.

(2) Other expenses may include but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

(3) The above figures represent only estimated costs.  If necessary, Mr. Cocks, our president and director, Mr. Levine, our other director, and BCIM Management, LP, our shareholder, have verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. However, Mr. Cocks, Mr. Levine and BCIM Management, LP have no obligation to loan such funds to us and that there is no guarantee that they will loan such funds to us beyond the registration costs. Mr. Cocks will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Cocks, Mr. Levine or BCIM Management, LP. Mr. Cocks, Mr. Levine and BCIM Management, LP will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

THE OFFERING

This is our initial offering of Common Stock and no public market exists for the securities being offered. We are offering the shares on a “self-underwritten,” best efforts basis up to 2,000,000 shares of our common stock at a price of $0.10 per share and we do not require a minimum number of shares to be sold. The proceeds from the sale of the offered shares will not be placed in escrow or a trust account and will be immediately available to us. We are offering the shares directly through our officers and directors. The shares will be offered at a fixed price of $.10 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares any individual subscriber is required to purchase. This offering is on a self-underwritten, best effort, basis. Mr. Jeffrey Cocks, our officer and director and Mr. Michael Levine, our other director, intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

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In connection with our selling efforts in the offering, Messrs. Cocks and Levine will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Messrs. Cocks and Levine are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Messrs. Cocks and Levine will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Messrs. Cocks and Levine are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Messrs. Cocks and Levine will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Messrs. Cocks and Levine will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the shares being offered. The price per share is fixed at $0.10 for the duration of this offering.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 5 days of our acceptance of their subscription or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus; or (iii) when the Board of Directors decides it is in our best interest to terminate the offering prior to completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. We will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCBB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in this stock.

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Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement, the issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to our offices at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected within this 48-hour period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

We have fixed the price of the current offering at $0.10 per share. This price is significantly greater than the price paid by our officers and directors for common equity since our inception on February 27, 2014. Our officers and directors received shares valued at $0.0001 per share, a difference of $0.0999 per share lower than the share price in this offering, for services rendered.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. This is due in part because of the common stock issued to officers and directors at $0.0001 per share versus the current offering price of $0.10 per share. Please refer to the section titled “Certain Transactions,” herein, for more information. Our net book value on March 31, 2014 was ($20,506). Assuming all 2,000,000 shares offered are sold, and in effect we receive the maximum proceeds of this offering from shareholders, our net book value will be approximately $0.008 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.092 per share while our present stockholders will receive an increase of $0.009 per share in the net tangible book value of the shares they hold. This will result in a 91.80% dilution for purchasers of stock in this offering.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 23,000,000 shares to be outstanding will be $179,494 or approximately $0.008 per share. The net tangible book value per share prior to the offering is ($0.001). The net tangible book value of the shares held by our existing shareholders will be increased by $0.009 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.10 per share to $0.008 per share, which will result in 91.8% dilution.

After completion of this offering, if 2,000,000 shares are sold, investors in the offering will own 8.70% of the total number of shares then outstanding for which they will have made cash investment of $200,000 or $0.10 per share. Our existing shareholders will own 91.30% of the total number of shares then outstanding, for which they have made contributions of services valued at $2,100 or $0.0001 per share.

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If 75% of the Shares Are Sold

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 1,500,000 shares to be outstanding will be $129,494, or approximately $0.006 per share. The net tangible book value per share prior to the offering is ($0.001). The net tangible book value of the shares held by our existing shareholders will be increased by $0.007 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.10 per share to $0.006 per share, which will result in 94.20% dilution.

After completion of this offering investors in the offering will own approximately 6.38% of the total number of shares then outstanding for which they will have made cash investment of $150,000, or $0.10 per share. Our existing shareholders will own approximately 93.62% of the total number of shares then outstanding, for which they have made contributions of services valued at $2,100 or $0.0001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 1,000,000 shares to be outstanding will be $74,494, or approximately $0.004 per share. The net tangible book value per share prior to the offering is ($0.001). The net tangible book value of the shares held by our existing shareholders will be increased by $0.004 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.10 per share to $0.004 per share, which will result in 96.5% dilution.

After completion of this offering investors in the offering will own approximately 4.55% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.10 per share. Our existing shareholders will own approximately 95.45% of the total number of shares then outstanding, for which they contributed services valued at $2,100 or $0.0001 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 500,000 shares to be outstanding will be $29,494, or approximately $0.001 per share. The net tangible book value per share prior to the offering is ($0.001). The net tangible book value of the shares held by our existing shareholders will be increased by $0.002 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.10 per share to $0.001 per share, which will result in 98.7% dilution.

After completion of this offering investors in the offering will own approximately 2.32% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.10 per share. Our existing shareholders will own approximately 97.68% of the total number of shares then outstanding, for which they contributed services valued at $2,100 or $0.0001 per share.

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This following table represents a comparison of the differences of your investment in our shares in this offering and the individuals who are our existing shareholders:

Offering
Existing Stockholders if all the Shares are sold:

Price per share	$0.10

Net Tangible Book Value Per Share Before the Offering	$(20,506)

Net Tangible Book Value Per Share After the Offering	$179,494

Net Increase to Original Shareholders	$0.009

Decrease in Investment to New Shareholders	$0.092

Dilution to New Shareholders (%)	91.80

Capital contributions	$200,000

Number of shares outstanding before the offering	21,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	23,000,000

Percentage of ownership after the offering	8.70

Existing Stockholders if 75% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(20,506)

Net Tangible Book Value Per Share After the Offering	$129,494

Net Increase to Original Shareholders	$0.009

Decrease in Investment to New Shareholders	$0.094

Dilution to New Shareholders (%)	94.20

Capital contributions	$150,000

Number of shares outstanding before the offering	21,000,000

Number of shares outstanding after the offering assuming the sale of 75% of the shares	22,500,000

Percentage of ownership after the offering	6.38

Existing Stockholders if 50% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(20,506)

Net Tangible Book Value Per Share After the Offering	$79,494

Net Increase to Original Shareholders	$0.004

Decrease in Investment to New Shareholders	$0.097

Dilution to New Shareholders (%)	96.50

Capital contributions	$100,000

Number of shares outstanding before the offering	21,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	22,000,000

Percentage of ownership after the offering	4.55

Existing Stockholders if 25% of the Shares are sold:

Net Tangible Book Value Per Share Before the Offering	$(20,506)

Net Tangible Book Value Per Share After the Offering	$29,494

Net Increase to Original Shareholders	$0.002

Decrease in Investment to New Shareholders	$0.096

Dilution to New Shareholders (%)	98.70

Capital contributions	$100,000

Number of shares outstanding before the offering	21,000,000

Number of shares outstanding after the offering assuming the sale of 100% of the shares	21,500,000

Percentage of ownership after the offering	2.32

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. We will seek identify a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether we will identify a market marker that will be willing to file an application and, if we identify one and it agrees to file an application, whether such market maker’s application will be accepted by FINRA. We cannot estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

We do not have any common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, Mr. Jeffrey Cocks, our officer and director and Mr. Michael Levine, our other director, hold 7,000,000 and 7,000,000, respectively of our outstanding common stock and BCIM Management, LP, one of our initial shareholders, holds 7,000,000 of our outstanding common stock. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

●	1% of the total number of our common shares then outstanding; or

●	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008.

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Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

●	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

●	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

●	the likelihood of a market for our common shares developing,

●	the liquidity of any such market,

●	the ability of the shareholders to sell the shares, or

●	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” contains forward-looking statements about our business, financial condition, and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the consulting services that we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both more than $10 million in assets and either 2,000 security holders of record or 500 security holders of record that are not accredited investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this registration statement on Form S-1.

Impairment of long-lived assets

We, when applicable, continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Revenue Recognition

We recognize revenue when services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

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Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We can delay the adoption of such accounting standards until those standards would otherwise apply to private companies until we are either no longer an “emerging growth company” or we affirmatively and irrevocably opt out of the extended transition period. As a result of our election to rely on the extended transition period, our financial statements may not be comparable to the financial statements of other public companies. During this extended transition period we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period for February 27, 2014 (inception) through March 31, 2014, together with notes thereto, which are included in this registration statement on Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Plan of Operation

We were incorporated in the State of Nevada on February 27, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers who will engage us to provide consulting services, we may quickly use up the proceeds from this offering.

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Our business strategy is to market our website (www.techfoundryventures.com) whereby potential companies will be able to review our services and engage us. We will develop our presence on e-commerce sites as Facebook, Twitter, LinkedIn and other sites. We are also focusing on expanding our referral network by targeting other advisors such as lawyers, accountants, insurance agents, financial planners and other service professionals.

The number of companies, which we will be able to provide services to will depend upon the success of our marketing efforts through our website and our referral network.

Our business is advising and consulting with start-up and development stage companies and companies by providing administrative support to their management so that management can focus on the core products and services and not be consumed by administrative details that consume their time. We intend to advise companies on their capital formation, consulting with jurisdictional selection, corporate governance, administrative duties, such as bookkeeping, accounting, regulatory compliance and reporting, valuation and other administrative tasks that entrepreneurs may not be familiar. We envision ourselves as mentors to empower companies to achieve their business growth objectives by providing the management team with financial and management guidance and partnering with them to help them succeed in the financial markets.

To the extent that our clients desire to become a public company, we will assist them and work closely with senior legal, auditing and technical advisors that have vast knowledge in the “Going Public” process and are well versed with regulatory requirements. We and the advisors we intend to work with will assist management understand the value of their assets and build a proper structure around those assets to help create a fair value for the company. We believe that by providing guidance and support to our potential clients and assisting them in structuring their company and valuation will allow them to grow their business and enable them to achieve the next stages of accessing capital to expand. We intend to partner and work with professional and technical advisors that have knowledge and expertise in advising start-up and development stage companies. To the extent that our potential clients request our assistance in seeking capital or accessing the capital markets, we intend to introduce them to the appropriate advisors who have the requisite expertise in the various areas that may require such expertise.

Our founders have access to strategic relationships with financial firms, investment bankers, brokers, individual and institutional investors as well as accountants and attorneys in North America and worldwide. In addition to providing administrative support to our clients’ management teams, we can offer to advise our clients on strategic transactions and provide a global understanding of how the capital markets work. Our founders have invested their capital in the public markets and have experience with public companies. We believe that a properly structured company eases the ability to attract the initial capital from brokers, private investors, angels, and institutional investors thereby allowing management the necessary capital to develop the Company. We believe that a properly structured, funded, and administered company with capable management allows us to get “the story” out to our many public and private investors. This process allows us to work with the investment community helping them understand the client company while simultaneously gaining exposure to investment capital. We intend to charge our clients an hourly rate to advise them but will not engage in activities that would require us to be licensed broker dealers or investment advisors.

We may conduct limited research and development of additional services to offer. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer consulting services to start-ups and development stage companies. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Material costs: minimum $2,500.

Upon completion of the offering we plan to set up a physical office in Santa Monica, CA where we currently operate from a virtual office. We then intend to acquire the necessary equipment to continue operations. We plan to purchase or lease office equipment such as PC, telephones, fax, office supplies and furniture. Our sole officer and one of our directors, Jeffrey Cocks, will take care of our initial administrative duties. We believe that it will cost at least $2,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $3,500. Mr. Cocks intends to visit the Santa Monica office monthly. During the times Mr. Cocks not in Santa Monica, he will operate out of his residence in Canada.

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Expand Our Website

Time Frame: 3rd- 6th months.

Material costs: $3,000-$5,000.

When our office is set up, we intend to begin expanding our website. Our sole officer and one of our directors, Jeffrey Cocks, will be in charge of overseeing the expansion of our website and the services we intend to offer. As of the date of this prospectus we have identified and secured the domain name www.techfoundryventures.com. We intend to hire a web designer to help us with the expansion and functionality of our website. We do not have any written agreements with any web designers at current time. The website expansion costs, including enhanced site design and implementation will be approximately $3,000. If we sell 75% of the shares offered and/or all of the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $4,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential referral sources and customers

Time Frame: 6th- 12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential customers and referral sources. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on local advisors such as attorneys, accountants, insurance agents and financial planners. We do not expect to compensate any referral sources and will offer reciprocal referrals to any source that is willing to refer us clients. Then we plan to expand our target market to other service providers and investment professionals such as brokers and investment bankers. This activity will be ongoing throughout our operations. Even though the negotiation with potential customers and referral sources will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations. We do not expect to enter into formal written agreements with our referral sources and intend for these agreements to be oral. We intend to enter into consulting agreements with our clients that will set forth the scope of services we agree to with these clients and provide for the hourly, contingent or flat rate billing arrangements.

In the future, when/if we have available resources, operating history and experience, we plan to contact larger referrals sources that have more established clients. However, we anticipate encountering many market barriers in becoming a service provider to clients of large established professionals. Our competitors have gained customer loyalty and brand identification through their long-standing advertising and customer service efforts. This creates a barrier to market entry by forcing us to spend time and money to differentiate our product in the marketplace and overcome these loyalties. The large established service providers may require capital investments in personnel. They also may have exclusive agreements with key franchises and others for the similar services. Considering our lack of operating history and experience in being a consulting firm to start-ups and development stage companies, we may never become a consultant to large established clients.

Commence Marketing Campaign

Time Frame: 6th - 12th months.

Material costs: $20,000-$80,000.

At the same time as we start negotiation process with potential customers and our website is operational, we will begin to market our services. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in web, mobile and entertainment industry to showcase our services with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on Facebook and Twitter to advertise our services.  We intend to spend from $20,000-$80,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. Our campaign will consist of soliciting clients by offering to provide administrative support to management with an emphasis on relieving management from the details of administrative paperwork so they can focus on their creative efforts.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a Salesperson or Independent Contractors

Time Frame: 8th- 12th months.

Material costs: $12,000-36,000.

If we raise at least $150,000 in this offering, we intend to hire one salesperson with good knowledge and broad connections in the consulting industry to introduce our services. The salesperson’s job would be to find new potential clients, and to set up agreements with customers and referral sources to engage our services. If we sell 100% of the shares in this offering we will hire two sales persons. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st- 6th month we should have established our office and further expanded our website. After this point we should be ready to start more significant operations and start selling our services. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

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Jeffrey Cocks, our president will be devoting approximately ten hours per week to our operations. Once we expand operations, and are able to attract more and more customers to use our services, Mr. Cocks has orally agreed to commit more time as required. Because Mr. Cocks will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations. Mr. Cocks has orally agreed to limit his responsibilities at West Isle Ventures, Ltd. to providing consulting services to Canadian companies in industries that we do not intend to pursue. West Isle Ventures, Ltd. has provided consulting services to companies in a variety of industries; however, Mr. Cocks will devote his efforts with us to consult with companies in the United States and with companies in our target industries.

Estimated Expenses for the Next Twelve Months

The following provides an overview of our estimated expenses to fund our plan of operation for the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Expenses	Expenses	Expenses	Expenses
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing and office	2,500	2,500	3,000	3,500
Website expansion	3,000	3,000	4,000	5,000
Marketing and advertising	20,000	30,000	50,000	80,000
Advances to independent contractors	-	-	18,000	36,000
Other expenses	14,500	54,500	65,000	65,500
Total	$50,000	$100,000	$150,000	$200,000

If we sell 25% shares in this offering our cash reserves will be not sufficient to meet our obligations for the next twelve-month period. We anticipate that the minimum additional capital necessary to fund our planned operations in this case for the 12-month period will be approximately $50,000 and will be needed for general administrative expenses, business development, marketing costs and costs associated with being a publicly reporting company. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock or advances from our sole officer and director, our other director or our shareholders. Mr. Cocks, our sole officer and director, Mr. Levine, our other director and BCIM Management, LP, have already advance us, subsequent to our March 31, 2014 audited financial statements, an additional $21,000, to meet our obligations for this Offering and complete our 12-months business plan. However, our existing shareholders have no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

If we are able to successfully complete the above goals within the estimated timeframes set forth and are able to raise proceeds additional proceeds that may be needed to secure additional personnel and marketing funds, those funds would be allocated as follows:

Our management may hire full or part- time employees or independent contractors over the next six (6) months depending on the amount of proceeds we receive from the Offering; however, at the present, the services provided by our officer and directors appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by these two individuals and can be supplemented by engaging independent contractors. Our management’s responsibilities are mainly administrative at this early stage. While we believe that the addition of employees is not required over the next six (6) months, the professionals we plan to utilize may be independent contractors. We do not intend to enter into any employment agreements with any of these professionals. Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur any material research costs in the next twelve months; we currently do not own any plants or equipment that we would seek to sell in the near future; we do not have any off-balance sheet arrangements; and we have not paid for expenses on behalf of our officer or directors. Additionally, we believe that this fact shall not materially change.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

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Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business (or businesses like ours) although having just commenced operations it is too early to tell.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

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BUSINESS

We were incorporated under the laws of the State of Nevada on February 27, 2014, with fiscal year end in December 31. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find customers who will engage us to provide consulting services, we may quickly use up the proceeds from this offering.

Our business is advising and consulting with start-up and development stage companies and companies that are looking into access the capital markets either through private placements or by filing registration statements to go public. We intend to advise companies on their capital formation, consulting with jurisdictional selection, corporate governance, administrative duties, such as bookkeeping, accounting, regulatory compliance and reporting, valuation and other administrative tasks that entrepreneurs may not be familiar. We envision ourselves as mentors to empower companies to achieve their business growth objectives by providing the management team with financial and management guidance and partnering with them to help them succeed in the financial markets.

We intend to work closely with senior legal, auditing and technical advisors that have vast knowledge in the “Going Public” process and are well versed with regulatory requirements. We and the advisors we intend to work with will assist management understand the value of their assets and build a proper structure around those assets to help create a fair value for the company. We believe that by providing guidance and support to our potential clients and assisting them in structuring their company and valuation will allow the next stages of accessing capital to be more productive. We intend to partner and work with professional and technical advisors that have knowledge and expertise in advising start-up and development stage companies access capital and, if desired, access the public markets.

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Since beginning operations in March 2014, we have not earned any revenues or provided any consulting services and we have incurred a loss of $22,606 as of March 31, 2014. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Our chief executive officer and director, Jeffrey Cocks, and our other director, Michael Levine, are our only personnel. Mr. Cocks and Mr. Levine will devote at least ten hours per week to us but may increase the number of hours as necessary. We expect our future sales to be derived from Internet and third party referrals. We intend to advertise our services on the Internet and market them to third party referral sources.

In February 2014, the Company issued 7,000,000 common shares to Jeffrey Cocks, our chairman, chief executive officer and secretary, for services rendered in our formation and organization valued at $700 or $0.0001 per share and 7,000,000 common shares to Michael Levine, our other director for services rendered in our formation and organization valued at $700 or $0.0001 per share transactions that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(2) of the Act. On April 28, 2014, we filed a certificate of correction to correct an inconsistency in our articles of incorporation with our continuation sheet that supplements our articles.

We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not generated profits to date and has minimal liquidity, which raises substantial doubt as to its ability to continue as a going concern.”

Our administrative office is located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, which is a virtual office.

Our fiscal year end is December 31.

We began operations in March 2014, to market consulting services to startups and other small companies that typical lack professional assistance due to their limited resources. Our operations to date have been devoted primarily to start-up and development activities, which include:

1.	Formation of the Company, which is complete;

2.	Development of our business plan, which we have finished;

3.	Evaluating various consulting service and pricing, which is an ongoing process;

4.	Research on marketing channels/strategies for our services, which we continue to perform;

5.	Secured our website domain www.techfoundryventures.com for development into our online website, which we are in the process of developing;

In the second and third quarters of 2014, we plan to continue to focus our business operations on the development of our website and the consulting services we plan to offer to start-ups. We plan to utilize our website to promote our services to development stage companies as well as established companies. We anticipate promoting our services by advertising our website and marketing to service professionals and small companies.

Our founders have access to strategic relationships with financial firms, investment bankers, brokers, individual and institutional investors as well as accountants and attorneys in North America and worldwide. We intend to advise our clients on strategic transactions, provide a global understanding of how the capital markets work, while creating opportunities for investors. Our founders have invested their capital in the public markets and have experience with public companies. We believe that a properly structured company eases the ability to attract the initial capital from brokers, private investors, angels, and institutional investors thereby allowing management the necessary capital to develop the Company. We believe that a properly structured, funded, and administered company with capable management allows us to get “the story” out to our many public and private investors. This process allows us to work with the investment community helping them understand the client company while simultaneously gaining exposure to investment capital.

We may conduct limited research and development of additional services to offer. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to offer consulting services to start-ups and development stage companies. Our plan of operations is as follows:

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Principal Services

Our services consist of the following:

We intend to consult with private and public companies and assist them with a variety of consulting and administrative services. We also intend to advise management and consult, with the assistance of other professionals, about the possibilities of raising capital, going public, and seeking strategic market opportunities.

Potential clients may face a number of options when seeking advice for the capital markets and we intend to advise them in of various options, providing them with the administrative support, and help prepare them to be ready to present to potential investors, strategic partners and customers.

We intend to offer services on the different alternatives of accessing capital, creating liquidity, marketing, publicity and the benefits of going public such as:

Traditional Underwriting, Initial Public Offering (“IPO”)

●	Listing on the OTCBB Market

●	Listing on the CSE

●	Listing on the TSX.V

●	Listing on the TSX

●	Spin-offs from the OTCBB Market to TSX

●	Merging with an Existing TSX.V Company (“RTO”)

●	Frankfurt Filing and other Global Exchange listings

●	Migrate to the NASDAQ Small Caps

Management Consulting Services

We also intend to offer services to both public and private clients that support complex business challenges with a global approach across all sectors. Our management believes that they can assist business professionals with advice that will enable companies to improve performance, drive shareholder value and mitigate risk. In addition, our management will offer advice and leadership to ensure strategies for long-term success and stability.

The following are some the business benefits we intend to offer to potential clients:

●	Financial Management – Project management, budget process planning, risk management, financial modeling.

●	General Business Planning – Annual plan writing and modeling, presentation development.

●	Strategic Development – Market strategy, short term and long term planning, human resources strategy.

●	Site and Location Search, Identification and Set-Up – Local/Global funding negotiations, supplier assessment and sourcing, site management.

●	Business Organization Structure and Process Development – Legal entity review, leadership and senior management organization design, total organization design.

●	M&A Business Reviews – Assistance in developing potential targeted candidates, developing letter of intent, identification and implementation of structural changes.

●	Leadership Mentoring and Organization Development – Leadership coaching and mentoring, organization effectiveness skills, performance management, project management design.

●	Human Resources Outsourcing – Recruitment, selection Training, employee relations, collective bargaining, compensation planning, health and safety, workforce re-engineering, career counseling and outplacement services.

●	Recruitment and Selection - Chief Operating Officer, Chief Financial Officer, Directors, Geological Managers, Engineering Managers, Human Resources Managers.

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Marketing and Communication Support Services

We intend to assist our clients to optimize the impact of their financial public relations efforts and related corporate communications. By optimizing this service, we will help facilitate the rapid dissemination of high impact and high quality information.

The following are some of the marketing and communications services we intend to offer to our potential clients:

●	Identity & Brand Management – We will assist management with brand identity and brand management in the context of the being a public, reporting company. We will provide advice to aid our clients in the development of their own distinct brands. We will work with client management to integrate the companies’ philosophy into a comprehensive suite of corporate communication materials that provides the foundation of a successful communications strategy.

●	Websites - Our goal is to make it easy for investors to find the desired information about investment opportunities quickly and efficiently. We intend to assist in the design and building of websites that emphasize meaningful content around a user-friendly and intuitive presentation and navigation thereby enabling investors that use the web on a 24-hour basis to evaluate the client and its website, which are the core of corporate communications and central to marketing efforts.

●	Investor Presentations – We intend to assist our clients with their “first impression” to investors. We believe that first impressions count and are critical when communicating with retail and institutional investors. The ability to clearly communicate a client’s value proposition is critical to generating shareholder interest.

●	Printed and Electronic Information – we intend to offer creation and productions services from simple highlight sheets to multi-page brochures, which we intend to design to be delivered through traditional print press or email campaigns.

●	Annual Reports – Annual reports serve as a disclosure tool to current shareholders. Successful public companies also utilize the annual report as a marketing tool to attract potential shareholders, strategic partners and talent, as well as to influence opinion leaders. As such, we intend to assist management of our potential clients to position the annual report as a strategic, forward-looking document that clearly differentiates the client company from its peers.

●	IRM- We intend to assist clients in developing an investor relationship management (IRM) system that consolidates investor data into a single system integrated with the corporate website to aid managers in raising and retaining more investor assets

We believe that the services we intend to offer to our future clients will be quality, value added services that will enable long term success for them and us.

Financing Strategy

Our ability to increase our revenues and market our services will dependent on additional outside financing, advances from our shareholders and reinvesting our profits. Primary responsibility for the overall planning and management of our services will rest with our management. For each service we plan to offer, management will need to assess the market and our needs to offer such services at cost-effective prices. All decisions will be subject to budgetary restrictions and our business control. We cannot provide any guarantee that we will be able to ever offer services on cost-effect terms.

Whenever possible we will attempt to make arrangements with providers of goods and services that we might utilize to defer payment until a later stage in our revenue cycle. Once we determine our cash flow needs, there are various methods of obtaining the funds needed to provide our services to our future clients. Examples of financing alternatives include the assignment of our rights to receivables and equity to the extent we are able to obtain shares from our clients for services rendered. Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner and raise funds to finance our services.

Competition

The consulting services industry is highly competitive. We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service, such as accounting firms, law firms, consultants as well as many companies that have greater financial and other resources than us.

The major competitive factors in our business are the timeliness and quality of service, the quality of work product the clients desire and price. Our ability to compete effectively in providing customer service and quality services depends primarily on the level of training of our future staff, the utilization of computer software and equipment and the ability to deliver our services in an effective and timely manner. We believe we will compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Intellectual Property Rights

We do not currently have any intellectual property rights.

Our Website

Our website is located at www.techfoundryventures.com and, provides a description of our company, our services, mission statement along with our contact information including our address, telephone number and e-mail address.

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Dependence On Customers

We do not have any customers.

Trademarks And Patents

We do not have any registered trademarks or patents.

Need For Any Government Approval Of Principal Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. Sales of the services we intend to provide to customers may be subject to U.S. and local government regulations.

Research And Development

We have not spent any money on research and development activities.

Employees

At the present time, we do not have any employees other than our officers and directors who devote their time as needed to our business and expect to devote 10 hours per week.

Legal Proceedings

We are not involved in any legal proceedings nor are we aware of any pending or threatened litigation against us. None of our officers or director is a party to any legal proceeding or litigation. None of our officers or director has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

Property

We hold no real property. We do not presently own any interests in real estate. Our executive, administrative and operating offices are located at 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401. We do not have a written lease with the landlord and rent space on a month-to-month basis at the rate of $300 per month. Our officer and directors will work remotely from Canada and intend to visit the Santa Monica office every six weeks.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors serve until their successors are elected and qualified. Our directors elect our officers to a term of one (1) year and they serve until their successors are duly elected and qualified, or until they are removed from office. The board of directors has no nominating or compensation committees.

The name, address, age, and position of our present officers and director is set forth below:

Name	Age	Title(s)
Jeffrey Cocks	51	Chairman, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary

Michael Levine	65	Director

The persons named above have held their offices/positions since February 28, 2014, and we expect them to hold their offices/positions at least until the next annual meeting of our shareholders.

Mr. Jeffrey Cocks, Chairman, President, Chief Executive Officer, Chief Financial Officer, Secretary

Jeffrey Cocks is our Chairman, Chief Executive Officer, Chief Financial Officer and Secretary and has served in that capacity since February 28, 2014. From August 1996 to the present, Mr. Cocks has served as the Chairman and Chief Executive Officer of West Isle Ventures, Ltd., a Canadian company that provides consulting services to start-ups and other companies. Mr. Cocks also serves on the board of directors and audit committees of Trinity Valley Energy Corp and Portola Resources Corp. both of which are traded on the Toronto Stock Exchange. Mr. Cocks has over 25 years experience in consulting, sales, marketing, product development and branding as well as corporate compliance in the executive offices including overseeing his company’s accounting, compliance and finance departments and as a director of several public companies in both the United States and Canada. Mr. Cocks has a degree from Simon Frasier University in its securities program.

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Mr. Michael Levine, Director

Michael Levine is a Director and has served in this capacity since February 28, 2014. From July 2004 to the present, Mr. Levine has served as the Chairman and President of TML Entertainment, Inc., a company that specializes in the exploitation and marketing of musical copyrights. From 2007 to 2012, Mr. Levine served as a director and audit committee member of Knightscove Media Corp., a Canadian entertainment company that specialized in the distribution, acquisition and creation of high quality live-action feature films and television productions for the whole family. Mr. Levine has served as an officer and director of a number of public and private companies in the United States and Canada and has experience with U.S. and Canadian reporting companies. From 1975 to 1993, Mr. Levine was the keyboardist and bassist for the Canadian power rock trio, Triumph. Mr. Levine is credited with much of the group’s success and produced the band’s early recordings. Triumph earned 16 gold and 9 platinum sales awards in Canada and the United States. Mr. Levine is a member of the Canadian Music Hall of Fame and the Canadian Music Industry Hall of Fame.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he devotes his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with each officer’s understanding of his fiduciary duties to us. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented. In an effort to reduce or minimize any conflicts, Messrs. Cocks and Levine have orally agreed that any opportunities that are presented to them in the United States will be directed to the Company and that any opportunities presented to them in Canada will be available for their other business interests.

In an effort to resolve such potential conflicts of interest, our officers and sole director have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us. Mr. Cocks has orally agreed to limit his responsibilities at West Isle Ventures, Ltd. to providing consulting services to Canadian companies in industries that we do not intend to pursue. West Isle Ventures, Ltd. has provided consulting services to companies in a variety of industries; however, Mr. Cocks will devote his efforts with us to consult with companies in the United States and with companies in our target industries.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Currently we have two officers and directors and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

On February 28, 2014, we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our registration statement of which this prospectus is a part.

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Board of Directors

Our directors hold office until the completion of their term of office, which is not longer than one year, or until a successor(s) have been elected. Our directors’ term of office expires on February 28, 2015. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

We will reimburse all directors for any expenses incurred in attending directors’ meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

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Summary Executive Compensation Table

The following table shows, for the period from February 27, 2014 (inception) to March 31, 2014, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
1 Jeffrey Cocks, CEO, CFO and Director	2014	-	-	-	-	-	-	700	700

2 Michael Levine, Director	2014	-	-	-	-	-	-	700	700

We have no formal employment arrangement with Mr. Cocks or Mr. Levine at this time. Mr. Cocks’ and Mr. Levine’s compensation has not been fixed or based on any percentage calculations. Mr. Cocks and Mr. Levine will make all decisions determining the amount and timing of their compensation and, for the immediate future, will not receive any compensation. The Company’s board will formalize Mr. Cocks’ compensation amount if and when his annual compensation exceeds $50,000.

(1) Mr. Cocks received 7,000,000 shares of our common stock for organizational services, which our board of directors valued at $0.0001 per share, or $700, for preformation efforts. We do not intend on issuing any additional shares to Mr. Cocks for organizational services or for his activities as a director.

(2) Mr. Levine received 7,000,000 shares of our common stock for organizational services, which our board of directors valued at $0.0001 par share, or $700, for preformation efforts. We do not intend on issuing any additional shares to Mr. Levine for his activities as a director.

Grants of Plan-Based Awards Table

We currently do not have any equity compensation plans. Therefore, none of our named executive officers received any grants of stock, option awards or other plan-based awards during the period from February 27, 2014 (inception) through March 31, 2014.

Outstanding Equity Awards at Fiscal Year-End Table

None. We do not have any equity award compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. As of March 31, 2014, we had 21,000,000 shares of common stock outstanding, which is held by 3 shareholders. There are not any pending or anticipated arrangements that may cause a change in control.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Jeffrey Cocks	7,000,000	33.33%
Common Stock	Michael Levine	7,000,000	33.33%
Common Stock	BCIM Management, LP1	7,000,000	33.34%
	All Officers and Directors as a Group (2 persons)	14,000,000	66.67%

1 Ron Tattum, has dispositive voting control over the shares owned by BCIM Management, LP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our promoters are Mr. Cocks, our chairman, chief executive officer, chief financial officer and secretary, and Mr. Levine, our director.

Our office and mailing address is 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401.

On February 28, 2014, we issued 7,000,000 shares of our common stock to Jeffrey Cocks, our chief executive officer, chief financial officer, secretary and director and 7,000,000 shares of our common stock to Michael Levine, our director. These shares were issued in exchange for services our board of directors valued at $700 and $700, respectively or $0.0001 per share.

Our officers and sole director are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented.

In an effort to resolve such potential conflicts of interest, our officers and directors have orally agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

●	disclose such transactions in prospectuses where required;

●	disclose in any and all filings with the Securities and Exchange Commission, where required;

●	obtain disinterested directors’ consent; and

●	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the State of Nevada on February 27, 2014. We were authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date of this registration statement, there are 21,000,000 shares of our common stock issued and outstanding held by 3 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders of our common stock:

●	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

●	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

●	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote except for voting for the election of directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights. In companies with cumulative voting rights holders of more than 50% of the outstanding shares, voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

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We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Rights

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

We have not presently secured an independent stock transfer agent. We have identified an agent to retain and intend such transfer agent to be VStock Transfer, 18 Lafayette Place, Woodmere , NY 11598 , having a telephone number of (212) 828-8436 .

PLAN OF DISTRIBUTION

There is no public market for our common stock. Three shareholders currently hold our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We do not have a market to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. We intend to contact market makers to file an application with FINRA however; there can be no assurance as to whether we will be able to locate a market maker or, in the event that one agrees to file an application, such market maker’s application will be accepted by FINRA. We estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a self-underwritten, best-efforts basis utilizing the efforts of Mr. Cocks, chairman and chief executive officer and Mr. Levine, director. Potential investors include, but are not limited to, family, friends and acquaintances of Messrs. Cocks and Levine. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Messrs. Cocks and Levine will not use any mass advertising methods such as the Internet or print media. There is no minimum number of shares that we need to sell in the offering for us to use the proceeds from the sale of any of the shares.

We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.10 for up to 180 days from the effective date of this prospectus.

Our shares may be sold to purchasers from time to time directly by and subject to the discretion of the Board. Further, we will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be approximately $42,000.

Messrs. Cocks and Levine will not receive commissions for any sales originated on our behalf. We believe that Messrs. Cocks and Levine are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Messrs. Cocks and Levine:

1.	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Will not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Are not an associated person of a broker or dealer; and

c.	Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to us and will be deposited in our general bank account available for immediate use. All subscription agreements and checks are irrevocable.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription within 48 hours of its receipt. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

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Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to OTCBB quoted securities.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCBB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because analysts do usually not follow OTCBB stocks, there may be lower trading volume than for NASDAQ-listed securities.

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Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

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State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide us with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a “shell” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, we intend to consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about us will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, our shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on us: Michigan, New Hampshire, Texas and Vermont. We intend, at our own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

Hateley & Hampton, 201 Santa Monica Blvd., Suite 300, Santa Monica, CA 90401, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this offering.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the interim period ended March 31, 2014 and the related statements of operation, changes in shareholders’ equity and cash flows for the period from February 27, 2014 (inception) to March 31, 2014 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Anton & Chia, LLP given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

45

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are the firm of Anton & Chia, LLP operating from their offices located at 3501 Jamboree Road, Suite 540, Newport Beach, CA 92660. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock that are to be sold in this offering, please refer to our registration statement.

As of effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and will be required to file periodic reports (i.e., annual, quarterly and special reports) with the SEC which will be immediately available to the public for inspection and copying. Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (which we plan to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. We intend to file the Form 8A.

You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC’s web site at “http:/www.sec.gov.”

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Tech Foundry Ventures, Inc.

201 Santa Monica Blvd., Suite 300

Santa Monica, CA 90401-2224

Tel: (888) 909-5548

46

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2014

AND FOR THE PERIOD FROM FEBRUARY 27, 2014

(DATE OF INCEPTION) TO MARCH 31, 2014

F-1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders’ of

Tech Foundry Ventures, Inc.

We have audited the accompanying balance sheet of Tech Foundry Ventures, Inc. (a development stage company) as of March 31, 2014 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from inception (February 27, 2014) to March 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tech Foundry Ventures, Inc. as of March 31, 2014 and the results of its operations and its cash flows for the period from inception (February 27, 2014) to March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern as indicated in Note 7. The Company has had no revenues and an accumulated deficit of $22,606. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in the Note 7, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

May 16, 2014

F-2

Part I – FINANCIAL INFORMATION

Item 1. Financial Statements

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Balance Sheet

March 31, 2014

ASSETS
Current Assets
Cash	83
Prepaid expenses	$511
Total Current Assets	594

TOTAL ASSETS	$594

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Related party advances	$21,100
Total Current Liabilities	21,100

TOTAL LIABILITIES	21,100

STOCKHOLDERS’ DEFICIT
Preferred Stock, Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding as of March 31, 2014	-
Common Stock; Authorized 100,000,000 common shares, $0.0001 par, 21,000,000 issued and outstanding as of March 31, 2014	2,100
Additional Paid in Capital	-
Deficit accumulated during the development stage	(22,606)
TOTAL STOCKHOLDERS’ DEFICIT	(20,506)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$594

The accompanying notes are an integral part of these financial statements.

F-3

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Statement of Operations

For the Period from February 27, 2014 (Inception) through March 31, 2014

February 27, 2014 (Inception) through March 31, 2014
Revenues:
Sales, net-	$-

Expenses

General & administrative expenses	506
Stock-based compensation	2,100
Professional fees	20,000
Total Expenses	22,606

Net Loss for the Period	$(22,606)

Basic and diluted loss per common share	$(0.00)

Weighted average number of common shares outstanding Basic and diluted	21,000,000

The accompanying notes are an integral part of these financial statements.

F-4

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Statement of Stockholders’ Deficit

 For the period from February 27, 2014 (inception) through March 31, 2014

				Deficit
				Accumulated
	Common Stock		Additional Paid-in	during Development	Shareholder’
	Shares	Amount	Capital	Stage	Deficit

Balance at February 27, 2014 (Inception)	-	$-	$-	$-	$-

Founders’ shares, issued for services rendered on February 28, 2014 at $0.0001 per share	21,000,000	2,100	-	-	2,100

Net loss for the period	-	-	-	(22,606)	(22,606)

Balances, March 31, 2014	21,000,000	$2,100	$-	$(22,606)	$(20,506)

The accompanying notes are an integral part of these financial statements.

F-5

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Statements of Cash Flow

For the Period from February 27, 2014 (inception) through March 31, 2014

Cumulative from February 27, 2014 (Inception) to March 31, 2014
OPERATING ACTIVITIES
Net Loss	$(22,606)
Adjustments to reconcile net income to net cash provided used for operations:
Stock-based compensation	2,100
Accounts Payable	(511)
Net cash used by Operating Activities	(21,017)

INVESTING ACTIVITIES
Net cash flows used investing activities	-

FINANCING ACTIVITIES
Advances from shareholders	21,100
Net cash provided by Financing Activities	21,100
Net cash increase for period	83
Cash, at beginning	-

Cash, at end	$83

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$2,100

Supplemental cash flow information:
Cash paid of interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

TECH FOUNDRY VENTURES, INC.

(A Development Stage Enterprise)

Notes to the Financial Statements

March 31, 2014 and for the period from February 27, 2014 (inception) to March 31, 2014

NOTE 1 - NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on February 27, 2014, under the name Tech Foundry Ventures, Inc. The Company has limited operations and is developing a business plan to provide consulting services to startup companies in Southern California and North America. The Company intends to service development stage enterprises that are seeking startup capital and offer a variety of services to them, which they normally would not be able to afford. To date, its business activities have been limited to organizational matters. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company is a development stage company as defined by ASC 915-10-05, “Development Stage Entity.” The Company is still devoting substantially all of its efforts on establishing its business and its planned principal operations have not commenced. All losses accumulated, since inception, have been considered as part of the Company’s development stage activities.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of March 31, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Stock Based Compensation

ASC 718 “Compensation - Stock Compensation” which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity - Based Payments to Non-Employees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

F-7

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2014.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

F-8

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, the Company did not incur any such costs.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3–INCOME TAXES

As of March 31, 2014, the Company had a net operating loss carry forward of $22,606 that may be available to reduce future years’ taxable income through 2034.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of March 31, 2014
Deferred tax assets:
Net operating tax carry-forwards	$22,606

Gross deferred tax asset	22,606
Valuation allowance	(22,606)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 4–NET OPERATING LOSSES

As of March 31, 2014, the Company has a net operating loss carry-forward of approximately $22,606, which will expire 20 years from the date the loss was incurred.

NOTE 5–STOCKHOLDERS’ DEFICIT

The Company was formed with one class of common stock, $0.0001 par value and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value and is authorized to issue 10,000,000 shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In March 31, 2014, the Company issued 21,000,000 shares of common stock to its founders, Jeffrey Cocks, Michael Levine and BCIM Management, LP. Jeffrey Cocks and Michael Levine are the Company’s directors and Jeffrey Cocks is the Company’s sole officer. The Company issued this stock to Mr. Cocks, Mr. Levine and BCIM Management, LP in exchange for $2,100 of services rendered to the Company in its formation at a price of $0.0001 per share.

As of March 31, 2014, there are 21,000,000 shares of common stock outstanding.

F-9

NOTE 6–RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company’s three shareholders have advanced $21,100 to fund working capital expenses. These advances are unsecured and do not carry an interest rate or repayment terms; however, the shareholders have orally agreed not to seek repayment until the Company is financially able to repay it.

NOTE 7–GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it is unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from February 27, 2014 (inception) to March 31, 2014 of ($22,606). The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8–PROPERTY

The Company does not own any property. It operates its business remotely from Canada. Commencing in March 2014, the Company leases a virtual office in Santa Monica, California under an oral agreement from an unrelated third party, which also leases offices to its legal counsel.

F-10

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2014

AND FOR THE PERIOD FROM FEBRUARY 27, 2014

(DATE OF INCEPTION) TO JUNE 30, 2014

INDEX TO FINANCIAL STATEMENTS

Financial Statements	PAGE

Condensed Balance Sheet as of June 30, 2014 (Unaudited) and March 31, 2014 (Audited)	F-12

Condensed Statement of Operations for the three months ended June 30, 2014 and for the period of February 27, 2014 (inception) to June 30, 2014 (Unaudited)	F-13

Condensed Statements of Cash Flows for the three months ended June 30, 2014 and for the period of February 27, 2014 (inception) to June 30, 2014 (Unaudited)	F-14

Notes to Condensed Financial Statements (Unaudited)	F-15

F-11

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Condensed Balance Sheets

	June 30, 2014	March 31, 2014
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	6,417	83
Prepaid expenses	511	511
Total Current Assets	$6,928	$594

TOTAL ASSETS	$6,928	$594

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	900	-
Related party advances	42,100	21,100
Total Current Liabilities	$43,000	$21,100

TOTAL LIABILITIES	$43,000	$21,100

STOCKHOLDERS’ DEFICIT
Preferred Stock, Authorized 10,000,000 preferred shares, $0.0001 par, none issued and outstanding as of June 30, 2014	-	-
Common Stock; Authorized 100,000,000 common shares, $0.0001 par, 21,000,000 issued and outstanding as of June 30, 2014	2,100	2,100
Additional Paid in Capital	-	-
Deficit accumulated during the development stage	(38,172)	(22,606)
TOTAL STOCKHOLDERS’ DEFICIT	(36,072)	(20,506)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$6,928	$594

The accompanying noted are an integral part of these unaudited condensed financial statements.

F-12

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Condensed Statement of Operations (Unaudited)

	For the three months ended June 30, 2014	February 27, 2014 (Inception) through June 30, 2014
Revenues:
Sales	$-	$-

Expenses

General & administrative expenses	1,066	1,572
Stock-based compensation	-	2,100
Rent expense	900	900
Professional fees	13,600	33,600
Total Expenses	15,566	38,172

Net Loss for the Period	$(15,566)	$(38,172)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding Basic and diluted	21,000,000	21,000,000

The accompanying noted are an integral part of these unaudited condensed financial statements.

F-13

TECH FOUNDRY VENTURES, INC.

(A Development Stage Company)

Condensed Statements of Cash Flow (Unaudited)

	For the three months ended June 30, 2014	Cumulative from February 27, 2014 (Inception) to June 30, 2014
OPERATING ACTIVITIES
Net Loss	$(15,566)	$(38,172)
Adjustments to reconcile net income to net cash provided used for operations:
Stock-based compensation	-	2,100
Accounts payable	900	900
Prepaid expense	-	(511)
Net cash used by Operating Activities	(14,666)	(35,683)

INVESTING ACTIVITIES
Net cash flows used investing activities	-	-

FINANCING ACTIVITIES
Advances from shareholders	21,000	42,100
Net cash provided by Financing Activities	21,000	42,100
Net cash increase for period	6,334	6,417
Cash, at beginning	83	-

Cash, at end	$6,417	$6,417

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock issued for service	$-	$2,100

Supplemental cash flow information:
Cash paid of interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying noted are an integral part of these unaudited condensed financial statements.

F-14

TECH FOUNDRY VENTURES, INC.

(A Development Stage Enterprise)

Notes to the Condensed Financial Statements (Unaudited)

June 30, 2014 and for the period from February 27, 2014 (inception) to June 30, 2014 (Unaudited)

NOTE 1 – UNAUDITED INFORMATION

The balance sheet of Tech Foundry Ventures, Inc. (the “Company”) as of June 30, 2014 (unaudited) and March 31, 2014, and the statements of operations for the three-month period ended June 30, 2014 and for the period from February 27, 2014 (inception) through June 30, 2014, have not been audited. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring adjustments), which are necessary to properly reflect the financial position of the Company as of June 30, 2014, and the results of operations for the three-months ended June 30, 2014 and for the period from February 27, 2014 (inception) through June 30, 2014.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, although management believes that the disclosures are adequate to make the information presented not misleading. Interim period results are not necessarily indicative of the results to be achieved for an entire year. These financial statements should be read in conjunction with the audited financial statements and notes to financial statements as of March 31, 2014.

NOTE 2 – NATURE OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on February 27, 2014, under the name Tech Foundry Ventures, Inc. The Company has limited operations and is developing a business plan to provide consulting services to startup companies in Southern California and North America. The Company intends to service development stage enterprises that are seeking startup capital and offer a variety of services to them, which they normally would not be able to afford. To date, its business activities have been limited to organizational matters. It is considered a development stage enterprise and has not yet realized any revenues from its planned operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

Cash

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of June 30, 2014.

F-15

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Stock Based Compensation

ASC 718 “Compensation - Stock Compensation” which codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company determines if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity’s past practices or stated policies. If a present obligation exists, the transaction is recognized as a liability; otherwise, the transaction is recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 “Equity - Based Payments to Non-Employees” which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 (“EITF 96-18”), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax position have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Earnings (Loss) per Share

The Company’s basic earnings (loss) per share are calculated by dividing its net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive earnings (loss) per share is calculated by dividing its net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

F-16

Fair Value of Financial Instruments

The Company’s financial instruments as defined by FASB ASC 825, “Financial Instruments” include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at June 30, 2014.

FASB ASC 820 “Fair Value Measurements and Disclosures” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1. Observable inputs such as quoted prices in active markets;

●	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

●	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues are recognized when evidence of an agreement exists, the price is fixed or determinable, collectability is reasonably assured and goods have been delivered or services performed.

Research and Development

Research and development costs are expensed as incurred; however, the Company did not incur any such costs.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – INCOME TAXES

As of June 30, 2014, the Company had a net operating loss carry forward of $38,172 that may be available to reduce future years’ taxable income through 2034.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

As of June 30, 2014
Deferred tax assets:
Net operating tax carry-forwards	$38,172
Gross deferred tax asset	38,172
Valuation allowance	(38,172)
Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

F-17

NOTE 5 – NET OPERATING LOSSES

As of June 30, 2014, the Company has a net operating loss carry-forward of approximately $38,172, which will expire 20 years from the date the loss was incurred.

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company was formed with one class of common stock, $0.0001 par value and is authorized to issue 100,000,000 common shares and one class of preferred stock, $0.0001 par value and is authorized to issue 10,000,000 shares. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company.

In March 31, 2014, the Company issued 21,000,000 shares of common stock to its founders, Jeffrey Cocks, Michael Levine and BCIM Management, LP. Jeffrey Cocks and Michael Levine are the Company’s directors and Jeffrey Cocks is the Company’s sole officer. The Company issued this stock to Mr. Cocks, Mr. Levine and BCIM Management, LP in exchange for $2,100 of services rendered to the Company in its formation at a price of $0.0001 per share.

As of June 30, 2014, there are 21,000,000 shares of common stock outstanding.

NOTE 7 – RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, they may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company’s three shareholders have advanced $42,100 to fund working capital expenses. These advances are unsecured and do not carry an interest rate or repayment terms; however, the shareholders have orally agreed not to seek repayment until the Company is financially able to repay it.

NOTE 8 – GOING CONCERN

The Company’s unaudited condensed financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established a source of revenues to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Management intends to focus on raising additional funds for the second and third quarters going forward. The Company cannot provide any assurance or guarantee that it will be able to generate revenues. Potential investors must be aware if it is unable to raise additional funds through the sale of its common stock and generate sufficient revenues, any investment made into the Company would be lost in its entirety.

The Company has net losses for the period from February 27, 2014 (inception) to June 30, 2014 of ($38,172). The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 9 – PROPERTY

The Company does not own any property. It operates its business remotely from Canada. Commencing in March 2014, the Company leases a virtual office in Santa Monica, California under an oral agreement from an unrelated third party, which also leases offices to its legal counsel.

F-18

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$41,000.00
SEC Filing Fee*	26.00
Blue sky fees and expenses*	500.00
Miscellaneous*	474.00
TOTAL	$42,000.00

* Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have a provision in our Articles of Incorporation at Article Nine thereof providing for indemnification of our officers and directors as follows.

Our Articles of Incorporation at Article Nine provides for indemnification as follows: “Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Set forth below is information regarding our issuance and sales of securities without registration since inception. For all of these issuances and sales, we did not use an underwriter, we did not advertise or publicly solicit the shareholders, we did not pay any commissions and the securities bear a restrictive legend.

From February 27, 2014 (inception) through February 28, 2014, we were authorized to issue 21,000,000 shares, $0.0001 par value, common stock for services rendered in our formation.

We are not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

February 28, 2014

We issued 21,000,000 common shares to our officers and directors and founders for services rendered in our formation valued at $2,100, or $0.0001 per share. We issued these securities in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended. These securities bear a restrictive legend.

(b) USE OF PROCEEDS

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of (1) the disclosure of the application of the offering proceeds, or (2) disclosure of the termination of this offering.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Name/Identification of Exhibit
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1*	Opinion of Hateley & Hampton
14.1*	Code of Ethics
23.1**	Consent of Anton & Chia, LLP
23.2*	Consent of Hateley & Hampton Law (included in Exhibit 5.1)
99.1*	Copy of Subscription Agreement

*	Filed with initial filing.
**	Filed with this filing.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

50

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on September 5, 2014.

TECH FOUNDRY VENTURES, INC.

/s/ Jeffrey Cocks	/s/ Michael Levine
Jeffrey Cocks	Michael Levine
Chairman, President, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Cocks	/s/ Michael Levine
Jeffrey Cocks	Michael Levine
Chairman, President, Chief Executive Officer, Secretary and Principal Financial and Accounting Officer	Director

September 5, 2014	September 5, 2014

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